POWER OF ATTORNEY

      The undersigned officers and trustees of FRANKLIN GLOBAL TRUST (the "Registrant") hereby appoint MARK H. PLAFKER, HARMON E. BURNS, DEBORAH R. GATZEK, KAREN L. SKIDMORE, Murray L. Simpson, Barbara J. Green, David P. Goss AND STEVEN J. GRAY (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, and/or the Delaware Business Trust Act, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission, any and all documents required to be filed with respect thereto with any other regulatory authority, and any amendments to the Registrant's Certificate of Trust or Agreement and Declaration of Trust. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

      This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall be deemed to be a single document.

      The undersigned officers and trustees hereby execute this Power of Attorney as of the 26th day of September, 2000.


/S/ RUPERT H. JOHNSON, JR,                  /S/ FRANK H. ABBOTT, III
Rupert H. Johnson, Jr.,                     Frank H. Abbott, III,
Principal Executive Officer and Trustee     Trustee

/S/ HARRIS J. ASHTON,                       /S/ HARMON E. BURNS
Harris J. Ashton,                           Harmon E. Burns,
Trustee                                     Trustee

/S/ S. JOSEPH FORTUNATO                     /S/ EDITH E. HOLIDAY
S. Joseph Fortunato,                        Edith E. Holiday,
Trustee                                     Trustee

/S/ CHARLES B. JOHNSON                      /S/ FRANK W.T. LAHAYE
Charles B. Johnson,                         Frank W.T. LaHaye,
Trustee                                     Trustee

/S/ GORDON S. MACKLIN                       /S/ MARTIN L. FLANAGAN
Gordon S. Macklin,                          Martin L. Flanagan,
Trustee                                     Principal Financial Officer

/S/ KIMBERLEY H. MONASTERIO
Kimberley H. Monasterio,
Principal Accounting Officer